                                    Exhibit V

                FOURTH AMENDMENT TO PLEDGE AND SECURITY AGREEMENT
                                  [LAKE TRAVIS]

      This FOURTH AMENDMENT TO PLEDGE AND SECURITY AGREEMENT [LAKE TRAVIS] (this "Fourth Amendment") is made and entered into as of the 9th day of April, 1997, by and between PRIME GROUP II, L.P., an Illinois limited partnership ("Pledgor"), and KEMPER INVESTORS LIFE INSURANCE COMPANY, an Illinois insurance corporation ("Pledgee").

                              W I T N E S S E T H:

      WHEREAS, Pledgor and Pledgee entered into that certain Pledge and Security Agreement [Lake Travis], dated as of March 22, 1994 (the "Original Pledge Agreement"), pursuant to which Pledgor pledged to Pledgee 690,276 Common Units in Prime Retail, L.P., a Delaware limited partnership, to secure Pledgor's obligations under the Guaranty; and

      WHEREAS, the Original Pledge Agreement was amended (i) by that certain First Amendment to Pledge and Security Agreement [Lake Travis], dated as of August 31, 1994 (the "First Amendment"), between Pledgor and Pledgee, (ii) by that certain Second Amendment to Pledge and Security Agreement [Lake Travis], dated as of June 12, 1995 (the "Second Amendment"), between Pledgor and Pledgee, and (iii) by that certain Third Amendment to Pledge and Security Agreement [Lake Travis], dated as of February 19, 1997 (the "Third Amendment"), between Pledgor and Pledgee (the Original Pledge Agreement, as amended by that First Amendment, the Second Amendment and the Third Amendment, is herein referred to as the "Pledge Agreement"); and

      WHEREAS, pursuant to the Second Amendment, the number of Common Units pledged by Pledgor to Pledgee was increased from 690,276 to 785,852; and

      WHEREAS, pursuant to the Third Amendment, the number of Common Units pledged by Pledgor to Pledgee was decreased from 785,852 to 745,625; and

      WHEREAS, the parties have agreed to modify certain provisions of the Pledge Agreement as hereinafter set forth.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Pledgee hereby agree as follows:

      1. All capitalized terms used in this Amendment which are not specifically defined in this Amendment but which are defined in the Pledge Agreement shall have the meanings given such terms in the Pledge Agreement.

      2. The definition of Pledge Amount set forth in Article 1 of the Pledge Agreement is hereby amended to read as follows:

            "'Pledge Amount' means $10,023,000.00"

      3. Pledgor hereby pledges, hypothecates, assigns, and transfers to Pledgee, and hereby grants to Pledgee, a continuing lien and security interest in 100,000 Common Units (the "Additional Common Units"), subject to Section 4.16(b) of the Pledge Agreement. Pledgor and Pledgee agree that the Additional Common Units shall constitute "Pledged Interests" included within the "Collateral" for all purposes of the Pledge Agreement. To reflect the change in the Pledge Amount and the pledge of the Additional Common Units, "Exhibit A" attached to this Amendment is hereby substituted as Exhibit A to the Pledge Agreement, in replacement of the Exhibit A attached to the Second Amendment and amended by the Third Amendment.

      4. Pledgor hereby remakes and reiterates the representations and warranties set forth in Section B of Schedule 1 to Exhibit B to the Pledge Agreement (except for paragraphs 5, 6 and 7 of Section B of Schedule 1 to Exhibit B), and incorporates the same herein by this reference as of the date of this Amendment. Pledgor further hereby remakes and reiterates the representations and warranties set forth in Section 3.2 of the Pledge Agreement with respect to the Additional Common Units only as of the date of this Amendment, and incorporates the same herein by this reference.

      5. The parties acknowledge that all rights of the Partnership to Dilution have terminated, and that the reallocation rights referred to in Section 2.7(c) of the Pledge Agreement have terminated. Accordingly, the parties agree that Exhibit A-1 to the Pledge Agreement shall have no further force or effect.

      6. All references in the Pledge Agreement to "this Pledge and Security Agreement" and any and all references in the Loan Documents to the Pledge Agreement shall mean the Pledge Agreement, as amended by this Amendment.

      7. Pledgor hereby ratifies and confirms the Guaranty and the Pledge Agreement and agrees that the same shall remain in full force and effect except as heretofore amended and except as amended by this Amendment.

      8. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                            [Signature Page Follows]


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

      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the day and year first above written.


                                    PRIME GROUP II, L.P., an Illinois limited partnership

                                    By: PGLP, Inc. an Illinois corporation,
                                        general partner

                                        By:  /s/ Robert J. Rudnik
                                             ----------------------------
                                        Its: Vice President


                                    KEMPER INVESTORS LIFE INSURANCE COMPANY, an Illinois insurance corporation

                                    By:  /s/ Authorized Signatory
                                         ------------------------
                                    Its: Authorized Signatory

                                    By:  /s/  Authorized Signatory
                                         ------------------------
                                    Its: Authorized Signatory


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

                                    EXHIBIT A

                                   LAKE TRAVIS

Project:          The Island on Lake Travis

Lender: Kemper Investors Life Insurance Company ("KELICO"). KELICO has provided credit support/enhancement with respect to the Loan.

Borrower:         The Island on Lake Travis, Ltd., a Texas limited partnership

Prime             (1) The Lake Travis Island, Ltd., a Texas limited partnership,
Partner(s):       general partner (42.25%) [comprised of The Prime Group, Inc., general partner (94%) and Prime Group II, L.P. (6%), limited partner] and (2) Prime Group II, L.P., limited partner
                  (57.75%).

Loan: The Loan made pursuant to the Loan Agreement between Capital Health Facilities Development Corporation and Borrower dated 12/1/86 in connection with the $25,000,000 Capital Health Facilities Development Corporation Health Facilities Development Revenue Bonds (The Island on Lake Travis, Ltd. Project) Series 1986; the "Loan" shall include principal and interest payable under any note or other reimbursement obligation of Borrower to Lender relating to Loan: Lender's credit support/enhancement of the Loan

Guaranty/         Limited Recourse Guaranty [Lake Travis] by Prime Group II,
Guarantor:        L.P., an Illinois limited partnership, in favor of KELICO

Pledge
Amount:           $10,023,000

Number of
Common Units
Pledged:          845,625


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

                           ACKNOWLEDGMENT AND CONSENT

      Prime Retail, L.P., a Delaware limited partnership (the "Partnership"), and Prime Retail, Inc., a Maryland corporation (the "General Partner") hereby acknowledge receipt of a copy of the foregoing Fourth Amendment to Pledge and Security Agreement [Lake Travis] (the "Fourth Amendment"). Notwithstanding anything in the By-laws of the General Partner to the contrary, the Partnership and the General Partner further acknowledge and agree that the Acknowledgment and Consent dated March 22, 1994, entered into by the undersigned with respect to the Pledge and Security Agreement [Lake Travis], dated March 22, 1994, as amended, between Prime Group II, L.P., as Pledgor, and Kemper Investors Life Insurance Company, as Pledgee, is hereby ratified and confirmed and shall remain in full force and effect except as heretofore amended and except as amended by the terms and provisions of the Fourth Amendment.


Dated: April 10, 1997               PRIME RETAIL, L.P., a Delaware limited
                                    partnership

                                    By: Prime Retail, Inc. a Maryland
                                        corporation

                                        By:    /s/ Michael W. Reschke
                                               ----------------------------
                                        Title: Chairman of the Board


                                    PRIME RETAIL, INC., a Maryland corporation

                                    By:    /s/ Michael W. Reschke
                                           --------------------------------
                                    Title: Chairman of the Board


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